ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is made and entered into by and between Homestead Village Incorporated, a Maryland corporation ("the Company"), and SCGroup Incorporated, a Texas corporation ("SCGroup"). This Agreement shall supersede and replace the Administrative Services Agreement executed by the parties on January 1, 1999 upon expiration of that earlier agreement on December 31, 1999.

         WHEREAS, the Company wishes to purchase from SCGroup certain administrative services designed to assist the Company in the cost-efficient management of the Company's administrative and business affairs in the manner and pursuant to terms and conditions as more specifically described herein; and

         WHEREAS, SCGroup desires to provide or cause to be provided those services requested by the Company under such terms and conditions; and

         WHEREAS, SCGroup will perform similar administrative services for other entities (collectively "SCGroup Clients") which may vary from time to time.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1.        Services

                  1.1 Scope of Services. The specific services to be provided by SCGroup to the Company (each a "Service" and collectively the "Services") are and shall be described in Schedule A.

1.2               Selection of Services.

                           (a)      On or before  September 15 of each calendar
year, SCGroup shall deliver to the Company a list of (i) the services (other than Risk Management services) to be offered by SCGroup during the succeeding calendar year, (ii) the charges and performance standards associated with such services, and (iii) any additional or different terms and conditions applicable to such service offerings. Thereafter, on or before September 30, the Company shall notify SCGroup in writing of the services it wishes to purchase during the succeeding calendar year; provided that, if the Company fails to respond by such date, it shall be deemed to have selected the same Services purchased by such Company during the then current calendar year.

                           (b) With respect to Risk Management services, SCGroup
shall deliver a description of such services offered for the fiscal year beginning each July 1, together with the terms, charges and performance standards for such services on or prior to June 1 of each year. On or before June 15, the Company shall notify SCGroup in writing whether the Company wishes to purchase Risk Management services from SCGroup; provided that if the Company fails to respond by June 15, the Company shall be deemed to have (i) purchased Risk Management services, if the Company purchased such services for the then current fiscal year or (ii) declined to purchase such services if the Company did not purchase such services for the then current fiscal year. After the Company selects or is deemed to have selected the Risk Management services for the succeeding fiscal year, the scope of such services may not be expanded, reduced or otherwise modified by the Company without the written consent of SCGroup.

                           (c) On or before November 30, SCGroup shall prepare a
Schedule A describing the specific Services to be provided to the Company during the succeeding calendar year. SCGroup also shall revise Schedules B, C, D and E on or before that date to reflect the charges, performance standards and other terms and conditions applicable to such Services. After the Company selects or is deemed to have selected the Services to be provided during the succeeding calendar year, the scope of such Services may not be expanded, reduced or otherwise modified by the Company without the written consent of SCGroup.

                  1.3 Access, Information, Cooperation and Assistance. The Company will provide SCGroup with all access, Company information, cooperation and assistance necessary for SCGroup to perform the Services in accordance with this Agreement.

                  1.4 Increases in Volume of Service. If the Company completes a transaction, such as the acquisition of a new business unit, that will result in an increase of twenty-five (25%) percent or more in the volume of services to be delivered in any service category (e.g., Disbursements, Cash Management, Corporate Tax) as designated on Schedule A, the Company shall promptly notify SCGroup of such change. SCGroup shall exercise commercially reasonable efforts to accommodate and deliver the increased volume of services as soon as practicable and, in any event, within 90 days of its receipt of notice of such increased volume.

                  1.5 Subcontracting. SCGroup may delegate and subcontract some or all of its obligations under this Agreement to one or more third parties. If SCGroup does so, it will remain responsible for the performance of all obligations performed by such subcontractors to the same extent as if such obligations were performed by SCGroup employees.

         Section 2.        Charges.

                  2.1 Charges. The charges to be paid by the Company to SCGroup for the Services to be performed by SCGroup in any calendar year shall be set forth in Schedule B ("Charges"). Unless otherwise agreed, such Charges shall be subject to modification only in accordance with Sections 1.2 or 1.4. Unless otherwise agreed, the Charges paid by the Company in each service category in any calendar year shall equal at least seventy-five (75%) percent of the Charges paid by the Company in the same service category during the preceding calendar year. For any service category in which the Company paid no Charges during the preceding year, the Charges shall equal at least seventy-five (75%) percent of the Charges that would have been paid by the Company in the then current calendar year based on the volume estimates agreed upon by the parties. In either event, if the Charges in any service category fail to reach the applicable minimum, the Company shall pay the shortfall to SCGroup on or before January 15 of the succeeding calendar year.

                  2.2 Pass-Through Expenses. Pass-through expenses are listed in Schedule C. Unless otherwise agreed by the parties, pass-through expenses shall be paid by the Company directly. SCGroup will promptly provide the Company with the original third-party invoice for such expenses, together with a statement that SCGroup has reviewed and validated the invoiced charges. SCGroup will highlight any charges that appear to be inappropriate and will work with the Company to reconcile all bills with the third-party suppliers.

                  2.3 Retained Expenses. The Company shall retain financial responsibility for those functions and expense items shown as retained expenses in Schedule D. The Company will be billed directly by third parties for such services. The Company agrees to pay such expenses in a timely manner and in the ordinary course of business.

2.4 Extra Services. Any services requested by the Company beyond those set forth in Schedule A will be performed in accordance with mutually agreed terms, conditions and charges.

2.5               Payment for Services.

                  (a) At the  beginning of each  calendar  month,  SCGroup shall invoice the Company for the Charges specified in Schedule B for the Services received by the Company during the preceding month. Such Charges shall be payable in full within 20 days of receipt of such invoice by the Company. Any past due amounts shall be subject to a late payment fee equal to the Wells Fargo Bank N.A. prime lending rate plus 2 percent on the past due balance or the maximum rate allowable by law, whichever is less. The Company shall cause payment to be received by SCGroup at SCGroup's offices at 7777 Market Center Avenue, El Paso, Texas 79912, or by wire transfer in accordance with the wire instructions provided from time to time to the Company in writing by SCGroup.

                  (b) The Company shall provide SCGroup with prompt written notification of any disputed Charges prior to the payment date of such Charges. The notification shall provide a description of the specific reasons for the dispute. No payment may be withheld for undisputed Charges.

                  2.6      Taxes.

                  (a) Each party will pay any real estate or personal property taxes on property it owns or leases, franchise and privilege taxes on its business, and taxes based on its net income or gross receipts.

                  (b) SCGroup will pay all sales, use, excise, value-added, services, consumption, and other taxes and duties payable by SCGroup on any goods or services used or consumed by SCGroup in providing the Services where the tax is imposed on SCGroup's acquisition or use of such goods or services and the amount of tax is measured by SCGroup's costs in acquiring such goods or services.

                  (c) In the case of any sales, use, excise, value-added, services, consumption, or other tax that is assessed on the provision of the Services as a whole, or on any particular hardware, software, or Service received by the Company from SCGroup, the Company will pay such taxes.

                  (d) The Parties agree to fully cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.

         Section 3. Term. The term of this Agreement shall commence on January 1, 2000 and, unless terminated earlier in accordance with Section 10, shall end on December 31, 2002 (the "Initial Term"). Absent written notice of non-renewal as provided in this Section 3, this Agreement shall be automatically renewed for successive one-year terms (each, a "Renewal Term") upon the expiration of the Initial Term and each Renewal Term. Notice of non-renewal, if given, shall be given in writing by either party hereto not less than ninety (90) calendar days before the expiration of the Initial Term or any Renewal Term.

         Section 4. Audit of Services. At any time during regular business hours and as often as reasonably requested by the Company's officers, SCGroup shall permit the Company or its authorized representatives to examine and make copies and abstracts from the records and books of SCGroup for the purpose of auditing the performance and Charges of SCGroup under the terms of this Agreement; provided, that all costs and expenses of such inspection shall be borne by the Company and provided further that the Company shall have no right and shall not make copies of abstracts of any SCGroup Materials (as defined in Section 9.2).

         Section 5. Company Data. Data obtained by SCGroup from the Company in connection with the performance of any Services ("Company Data") is and shall remain the exclusive property of the Company. SCGroup is authorized to have access to and make use of the Company Data as necessary and appropriate for the performance by or for SCGroup of its obligations under this Agreement. Upon the termination or expiration of this Agreement, SCGroup will return to the Company all Company Data then in its possession. SCGroup will not use Company Data for any purpose other than for providing the Services.

         Section 6. Confidentiality. Except as otherwise provided in this Agreement, SCGroup and the Company each agree that all information communicated to it by the other, whether before or after the effective date of this Agreement, will be received in strict confidence, will be used only for purposes of this Agreement, and will not be disclosed by the recipient party without the prior written consent of the other party. Each party agrees to use the same means it uses to protect its own Confidential Information, but in any event not less than reasonable means, to prevent the disclosure of such information to outside parties. However, neither party will be prevented from disclosing information to its counsel or regular public accountants, or from disclosing information which belongs to such party, or is (a) already known by the recipient party without an obligation of confidentiality; (b) publicly known or becomes publicly known through no unauthorized act of the recipient party; (c) rightfully received from a third party; (d) independently developed without use of the other party's confidential information; (e) disclosed without similar restrictions to a third party by the party owning the confidential information; or (f) required to be disclosed pursuant to a requirement of a governmental agency or legal requirement if the disclosing party provides the other party with notice of this requirement prior to disclosure.

         Section 7.        Performance Standards

                  7.1 Service Levels. SC Group shall exercise commercially reasonable efforts to perform the Services in accordance with the service levels set forth in Schedule E. To the extent any service level is determined by the parties to be unattainable using commercially reasonable efforts, SCGroup will identify the level of service which is reasonably attainable, the modifications or changes necessary to attain the higher service level and the costs associated with such modifications or changes. The parties will meet as necessary to evaluate and revise the service levels. SCGroup will measure the quality and quantity of the Services actually delivered by SCGroup. The data obtained by SCGroup will be one of the bases for evaluating and possibly revising Schedule
E. All such revisions must be agreed to by the Company and SCGroup. If requested, the Company will provide copies of relevant information in its possession to SCGroup to assist in any review or revision of the service levels.

                  7.2 Failure to Attain Service Levels. If SCGroup fails to attain any service level, SCGroup will (i) promptly investigate the cause of the problem; (ii) prepare a report identifying the cause of the problem and recommending solutions; and (iii) use commercially reasonable efforts to correct the problem and to begin meeting the service levels as soon as practicable.

         Section 8. Prevention of Performance. SCGroup shall not be determined to be in violation of this Agreement if it is prevented from performing any Services hereunder, in whole or in part, by the acts or omissions of the Company or a third party or for any other reason beyond its reasonable control, including without limitation acts of God, nature or public enemy, war, civil disturbance, labor dispute, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunication service, or limitations of law, regulations or rules of the Federal, state or local government or of any agency thereof.

         Section 9.        Software and Other Intellectual Property.

                  9.1 Company Materials. To the extent the Company possesses any ownership, license or other right (including any patent, copyright, trademark, trade secret or other proprietary right) in any software, equipment, data, information, process or material ("Company Materials"), it shall retain such right or interest and, except as provided in this Section, SCGroup shall not acquire any right or interest in such Company Materials pursuant to this Agreement. The Company hereby grants to SCGroup, without charge, the limited nonexclusive nontransferable right to access and use Company Materials during the term of this Agreement as and to the extent necessary for the performance of the Services.

                  9.2 SCGroup Materials. To the extent SCGroup possesses any ownership, license or other right (including any patent, copyright, trademark, trade secret or other proprietary right) in any software, equipment, data, information, process or material ("SCGroup Materials") used in providing the Services, it shall retain such right or interest and the Company shall not acquire any right or interest in such SCGroup Materials pursuant to this Agreement.

                  9.3 Intellectual Property Rights. If, in the course of providing Services under this Agreement, the Company requests and SCGroup agrees to develop any Software, process or other material to the specification of the Company, not being SCGroup Materials or an enhancement of SCGroup Materials, and the Company pays all of the Charges associated with such development ("Work Product"), then all legal and beneficial ownership rights therein (including all patent, copyright, trademark, trade secret or other proprietary rights) shall belong to the Company. SCGroup hereby assigns to the Company all right, title and interest that arises in SCGroup with respect to such Work Product, including all the patent, copyright, trademark, trade secret or other proprietary rights related thereto, and SCGroup agrees to take all reasonable steps and execute all documents necessary to perfect title to such Work Product in the Company. SCGroup shall be permitted to access and use such Software, process or other material as and to the extent necessary for the provision of the Services.

                  9.4  SCGroup  Ownership  Rights.  Except  as  provided  for in
Section 9.3 above, all patent, copyright, trademark, trade secret or other proprietary rights in any Software, process or other material created by SCGroup, its employees or agents and all legal and beneficial rights therein shall belong to SCGroup.

         Section 10.       Termination.

                  10.1 Termination for Cause. Either party may terminate this Agreement, in whole or in part, by giving written notice to the other party, if such other party materially breaches any of its duties or obligations set forth herein and fails to cure such breach within thirty (30) days of written notice of such breach. If less than all Services are terminated, the parties will equitably adjust the Charges to be paid by the Company hereunder for the remaining Services.

                  10.2 Terminate for Insolvency. Either party may terminate this Agreement, upon written notice to the other party, if such other party (a) files for bankruptcy; (b) becomes or is declared insolvent (c) is the subject of any proceedings related to its liquidation or insolvency or the appointment of a receiver or similar officer; (d) makes an assignment for the benefit of all or substantially all of its creditors; or (e) enters into an agreement for the composition, extension, or readjustment of substantially all of its obligations.

         SECTION 11. DISCLAIMER AND LIMITATION OF LIABILITY AND INTELLECTUAL PROPERTY CLAIMS BETWEEN PARTIES.

                  11.1 DISCLAIMER. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, NEITHER SCGROUP NOR THE COMPANY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, TITLE, OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

                  11.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL A PARTY BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Additionally, the total aggregate liability of either party for claims asserted by the other party under or in connection with this Agreement, regardless of the form of the action or the theory of recovery, shall be limited to the total Charges paid by the Company to SCGroup during the 12 months preceding the event which is the subject of the claim (the "Liability Cap"); provided, however, that the Liability Cap shall not apply with respect to (i) claims that are the subject of the indemnification provisions set forth herein, or (ii) any failure to pay Charges due and owing to SCGroup under this Agreement.

         Section 12.       Indemnification.

                  12.1 By SCGroup. SCGroup shall indemnify, defend and hold harmless the Company and its officers, directors, employees, agents, successors, and assigns from any and all Losses attributable to third party claims arising from willful misconduct or gross negligence by SCGroup in the performance of its obligations under this Agreement.

                  12.2 By the Company. Except as provided in Section 12.1, the Company shall indemnify, defend and hold harmless SCGroup and its officers, directors, employees, agents, successors, and assigns from any and all Losses attributable to third party claims arising under or in connection with this Agreement.

         Section 13.       Relationship of the Parties.

                  13.1 Independent Contractor Status. SCGroup is an Independent Contractor. This Agreement will not be construed as creating any partnership, agency relationship or other form of legal association that would impose liability upon one party for the other party's actions or failure to act. Nor will this Agreement be construed as providing either party with the right, power or authority (express or implied) to create any duty for, or obligation of, the other party.

                  13.2 Responsibility for Employees. Each party will be responsible for the management, direction and control of its employees and other agents. All SCGroup employees used in performing SCGroup's obligations under this contract shall be employed solely and exclusively by SCGroup, and all Company employees used in performing the Company's obligations under this Agreement shall be employed solely and exclusively by the Company. Thus, SCGroup and the Company shall not be considered a joint or single employer of any employee.

                   13.3 SCGroup Control of Services. Except where this Agreement expressly provides that SCGroup will perform certain identified Services as agent for the Company, the Services will be under the control, management and supervision of SCGroup.

          Section 14.       Notices.

                   14.1 Manner of Delivery. Each notice, demand, request, consent, report, approval or communication (each a "Notice") which is or may be required to be given by either party to the other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served.

                   14.2     Addresses.  Notices shall be addressed as follows:

                            If to the Company:
                                     Homestead Village Incorporated
                                     7777 Market Center Avenue
                                     El Paso, TX  79912
                                     Attention:  Bryan J. Flanagan

                            If to SCGroup:
                                     SCGroup Incorporated
                                     7777 Market Center Avenue
                                     El Paso, Texas 79912
                                     Attention:  Vincent L. Dodds

                   14.3 Effective Date of Notice. Notices shall be effective on the date sent via telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed.

                   14.4 Change of Address. Each party may designate by notice to the others in writing, given in the foregoing manner, a new address to which any notice may thereafter be so given, served or sent.

          Section 15. Entire Agreement. This Agreement, together with the Schedules hereto, constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

          Section 16. Priority. If there is any apparent conflict or inconsistency between the provisions set forth in this Agreement, and the provisions set forth in any schedule, exhibit, attachment or supplement attached hereto, to the extent possible such provisions will be interpreted in a manner so as to make them consistent. If it is not possible to interpret such provisions consistently, the provisions set forth in the body of this Agreement will prevail.

          Section 17. No Third Party Beneficiaries. The parties do not intend, nor will any clause of this Agreement be interpreted to create, for any third party any obligation to or benefit from the Company or SCGroup.

          Section 18. Survival. All provisions of this Agreement which contemplate performance or observance following the expiration or earlier termination of this Agreement, will survive any such expiration or earlier termination. Additionally, all provisions of this Agreement will survive the expiration or earlier termination of this Agreement to the fullest extent necessary to give the parties the full benefit of the bargain expressed herein.

          Section 19. Consents and Approvals. Where agreement, approval, permission, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action will not be unreasonably delayed, conditioned or withheld.

          Section 20. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party, and no other persons shall have or derive any right, benefit or obligation hereunder.

          Section  21.  Headings.   The  headings  and  titles  of  the  various
  paragraphs of this Agreement are inserted merely for the purpose of convenience, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

          Section 22.       Governing  Law.  This  Agreement  shall be  governed
   in  all  respects,   whether  as  to  validity,   construction,   capacity,
   performance or otherwise, by the laws of the State of Texas.

          Section 23. Severability. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement or any other such instrument.

          Section 24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                         HOMESTEAD VILLAGE INCORPORATED



                                             By:      /s/ James C. Potts
                                                      James C. Potts
                                                      Managing Director



                              SCGROUP INCORPORATED



                                             By:      /s/ Paul Szurek
                                                         Paul Szurek
                                                      Managing Director